SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 1, 2011

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-33393	94-3306718
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

4800 Montgomery Lane, Suite 800, Bethesda, MD 20814
(Address Of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (240) 497-9024

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As part of the Registrant’s ongoing strengthening of its balance sheet and enhancement of its access to financial resources, on March 1, 2011, Northwest Biotherapeutics, Inc. (the “Registrant”) entered into a transaction under Section 3(a)(10) of the Securities Act of 1933, as amended (the “Act”) with Socius CG II, Ltd. (“Socius”).  The Company is also in late stage discussions with institutional parties for further transactions, both for financing and for debt reduction, however, no assurance can be given that the Registrant will reach an agreement to do so.

Pursuant to this initial 3(a)(10) transaction, Socius purchased certain claims for payment totaling $1,650,000 from Cognate BioServices, Inc.(“Cognate”) which Cognate had with respect to the Registrant.  Thereafter, Socius elected to convert the claims into shares of the Registrant’s common stock.  The conversion was effected through a settlement agreement between Socius and the Registrant.  The settlement agreement was then the subject of a court proceeding (nominally brought by Socius against the Registrant, but handled on a cooperative basis through a Joint Stipulation by both parties) in order to obtain court approval of the settlement in accordance with the requirements of Section 3(a)(10).  That Court approval was obtained on March 1, 2011.

Pursuant to the settlement, the full amount of the $1,650,000 debt will be converted into shares of common stock at a conversion price equal to a thirty percent discount from the market price, with the market price being determined over a reference period of up to twenty (20) trading days from the date hereof (the “Reference Period”).  In addition, the settlement provided that an equal amount of shares of common stock are to be delivered by the Registrant to Socius on a temporary basis, as a form of security during the Reference Period.  At the end of the Reference Period, a true-up mechanism will be applied to confirm the final number of conversion shares based on the market price.

Item 3.02	Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 3(a)(10) under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC

Dated: March 2, 2011	By:	/s/ Alton L. Boynton
Alton L. Boynton
President and Chief Executive Officer